UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2005

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West

Lindon, Utah 84042

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 765-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 29, 2005, The SCO Group, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with the following institutional investors or their affiliates: AmTrust Financial, C P Management, L.L.C., Eton Park Capital Management, Glenhill Capital, Jet Capital Management, and Scoggin Capital Management (the “Institutional Investors”).  The Institutional Investors were all stockholders of the Company prior to their execution of the Purchase Agreement.  In addition, Darcy G. Mott, a director and stockholder of the Company, entered into the Purchase Agreement with the Company (Mr. Mott and the Institutional Investors are collectively referred to herein as the “Purchasers”).  Pursuant to the terms of the Purchase Agreement, the Company sold to the Purchasers an aggregate of 2,852,449 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a price of $3.50 per share to all of the Purchasers except for Mr. Mott, who purchased the Shares for $3.92 per share.  The closing of the offering (the “Offering”) occurred on November 30, 2005.

Pursuant to the Purchase Agreement, the Company agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission covering the resale of the Shares not later than December 30, 2005 (the “Filing Deadline”), and to use its commercially reasonable efforts to have the Registration Statement declared effective by the Securities and Exchange Commission on or before the 60th day after the Filing Deadline.

All expenses incurred by the Company in connection with its performance of or compliance with its registration obligations, including (i) all Securities and Exchange Commission registration and filing fees, (ii) all necessary printing and duplicating expenses, (iii) all fees and disbursements of counsel and accountants retained on behalf of the Company, and (iv) all reasonable fees and disbursements of counsel retained on behalf of the Purchasers will be paid by the Company.

The proceeds to the Company from the Offering were approximately $10,005,000.  The proceeds are expected to be used for general working capital purposes.

Item 3.02               Unregistered Sale of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).  The issuance did not involve any public offering; the Company made no solicitation in connection with the Offering other than communications with the Purchasers; the Company obtained representations from the Purchasers regarding their investment intent and knowledge of the Offering; and the Purchasers either received or had access to adequate information about the Company in order to make informed investment decisions.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01               Regulation FD Disclosure

On November 30, 2005, the Company issued a press release regarding the sale of the Shares to the Purchasers.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

99.1*                    Press Release dated November 30, 2005

* The information in this exhibit is furnished under Item 7.01 and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Exchange Act, or incorporated by reference into any other filling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2005

THE SCO GROUP, INC.

By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

99.1*                    Press Release dated November 30, 2005

* The information in this exhibit is furnished under Item 7.01 and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Exchange Act, or incorporated by reference into any other filling.